Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER 2023 FINANCIAL AND OPERATING RESULTS

•MGM Resorts International achieved all-time record for consolidated net revenue
•MGM China outperformed Macau market recovery with Adjusted Property EBITDAR and net revenues surpassing 2Q19
•Las Vegas Strip Resorts achieved solid results with ADR and occupancy growth year-over-year, bookings pace remains up for remainder of 2023
•Repurchased approximately 15 million shares for $626 million during the quarter
•Announced long-term license agreement with Marriott International to drive higher profitability from access to Marriott’s extensive global database

Las Vegas, Nevada, August 2, 2023 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended June 30, 2023.

“Beyond MGM’s outstanding second quarter performance, we also cemented a long-term agreement with Marriott which will provide us with an expansive customer booking channel to further bolster our profitability. Also, BetMGM reported that it achieved its first positive EBITDA quarter and remains on track to achieve its next milestone of second half profitability,” said Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts. “Looking forward to the rest of 2023 and beyond, we are encouraged by the pacing of both Formula 1 and the Super Bowl and the announced relocation of the A’s, which will further solidify Las Vegas as the sports and entertainment capital of the world.”

“We expect to continue to pursue long-term growth opportunities by expanding our global online presence and digital capabilities and through our development efforts in Japan and New York,” said Jonathan Halkyard, Chief Financial Officer and Treasurer of MGM Resorts.

Second Quarter 2023 Financial Highlights:
Consolidated Results

•Consolidated net revenues of $3.9 billion, an increase of 21% compared to the prior year quarter, due primarily to the removal of COVID-19 related entry restrictions in Macau;
•Operating income was $371 million compared to $2.4 billion in the prior year quarter due to a $2.3 billion gain in the prior year quarter related to the sale of MGM Growth Properties LLC ("MGP") to VICI Properties Inc. ("VICI"), and an increase in rent expense related to the VICI and The Cosmopolitan leases, which commenced in April 2022 and May 2022, respectively, partially offset by the increase in net revenues discussed above and a decrease in amortization expense related to the MGM Grand Paradise gaming subconcession;
•Net income attributable to MGM Resorts was $201 million in the current quarter compared to $1.8 billion in the prior year quarter. Net income attributable to MGM Resorts was impacted by the items affecting operating income above;
•Diluted income per share of $0.55 in the current quarter compared to $4.20 in the prior year quarter;
•Adjusted diluted earnings per share (“Adjusted EPS”)(1) of $0.59 in the current quarter compared to $0.04 in the prior year quarter;
•Consolidated Adjusted EBITDAR(2) of $1.1 billion;
•Net cash flow provided by (used in) operating, investing, and financing activities for the six months ended June 30, 2023 was $1.3 billion, ($59 million), and ($3.3 billion), respectively; and
•Free Cash Flow(3) for the six months ended June 30, 2023 of $887 million.

Las Vegas Strip Resorts

•Net revenues of $2.1 billion in the current quarter, which was flat compared to the prior year quarter;
•Same-store net revenues (adjusted for acquisitions and dispositions) of $1.8 billion, which was flat compared to the prior year quarter;
•Adjusted Property EBITDAR(2) of $777 million in the current quarter compared to $825 million in the prior year quarter, a decrease of 6%;
•Same-Store Adjusted Property EBITDAR(2) of $662 million in the current quarter compared to $723 million in the prior year quarter, a decrease of 8%; and
•Adjusted Property EBITDAR margin(2) of 36.2% in the current quarter compared to 38.6% in the prior year quarter, a decrease of 244 basis points primarily due to an increase in payroll related expense.

Regional Operations

•Net revenues of $926 million in the current quarter compared to $960 million in the prior year quarter, a decrease of 3%, due primarily to the disposition of Gold Strike Tunica in February 2023;
•Same-store net revenues (adjusted for dispositions) of $926 million in the current quarter compared to $904 million in the prior year quarter, an increase of 2%;
•Adjusted Property EBITDAR of $294 million in the current quarter compared to $340 million in the prior year quarter, a decrease of 14%;
•Same-Store Adjusted Property EBITDAR of $294 million in the current quarter compared to $315 million in the prior year quarter, a decrease of 7%; and
•Adjusted Property EBITDAR margin of 31.7% in the current quarter compared to 35.4% in the prior year quarter, a decrease of 369 basis points, due primarily to a decrease in casino revenues and an increase in payroll related expenses.

MGM China

•Net revenues of $741 million in the current quarter compared to $143 million in the prior year quarter, an increase of 418%, and an increase of 5% compared to the second quarter of 2019. The current quarter was positively affected by the removal of COVID-19 related travel and entry restrictions and an increase in visitation;
•Adjusted Property EBITDAR of $209 million in the current quarter compared to Adjusted Property EBITDAR loss of $52 million in the prior year quarter, and an increase of 21% compared to the second quarter of 2019; and
•Adjusted Property EBITDAR margin of 28.3% in the current quarter compared to 24.5% in the second quarter of 2019.

Adjusted EPS
The following table reconciles diluted earnings per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended June 30,	2023	2022
Diluted earnings per share	$0.55	$4.20
Property transactions, net	0.01	(0.05)
Gain on REIT transactions, net	—	(5.41)
Non-operating items:
Loss (gain) related to debt and equity investments	(0.02)	0.05
Foreign currency transaction loss	0.02	0.02
Change in the fair value of foreign currency contracts	0.04	0.05
Income tax impact on net income adjustments(1)	(0.01)	1.18
Adjusted EPS	$0.59	$0.04

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.
The prior year quarter also included a non-cash income tax charge of $90 million resulting from an increase in the valuation allowance on Macau deferred tax assets and a non-cash income tax benefit of $37 million to record the impact of the VICI transaction on state deferred tax liabilities.

Las Vegas Strip Resorts
The following table shows key gaming statistics for Las Vegas Strip Resorts:

Three Months Ended June 30,	2023	2022	% Change
	(Dollars in millions)
Casino revenue	$492	$499	(1)%
Table games drop	$1,498	$1,429	5%
Table games win	$345	$330	5%
Table games win %	23.1%	23.1%
Slot handle	$5,947	$5,344	11%
Slot win	$551	$498	11%
Slot win %	9.3%	9.3%

The following table shows key hotel statistics for Las Vegas Strip Resorts:

Three Months Ended June 30,	2023	2022	% Change
Room revenue (in millions)	$707	$696	2%
Occupancy	96%	92%
Average daily rate (ADR)	$234	$225	4%
Revenue per available room (RevPAR)[4]	$224	$208	8%

Regional Operations
The following table shows key gaming statistics for Regional Operations:

Three Months Ended June 30,	2023	2022	% Change
	(Dollars in millions)
Casino revenue	$679	$734	(7)%
Table games drop	$935	$1,090	(14)%
Table games win	$205	$228	(10)%
Table games win %	22.0%	20.9%
Slot handle	$6,771	$7,102	(5)%
Slot win	$649	$675	(4)%
Slot win %	9.6%	9.5%
MGM China
The following table shows key gaming statistics for MGM China:

Three Months Ended June 30,	2023	2022	% Change
	(Dollars in millions)
Casino revenue	$670	$121	454%
Main floor table games drop	$2,872	$425	576%
Main floor table games win	$626	$105	495%
Main floor table games win %	21.8%	24.8%
Intercompany branding license fee expense was $13 million in the current quarter and $3 million in the prior year quarter.
Corporate Expense
Corporate expense, including share-based compensation for corporate employees, decreased to $117 million in the current quarter compared to $120 million in the prior year quarter, due primarily to a decrease in transaction costs.

Unconsolidated Affiliates
The following table summarizes information related to the Company's share of operating loss from unconsolidated affiliates:

Three Months Ended June 30,	2023	2022
	(In thousands)
MGP BREIT Venture (through April 29, 2022)	$—	$12,116
BetMGM	(22,499)	(71,229)
Other	6,310	3,530
	$(16,189)	$(55,583)

MGM Resorts Share Repurchases
During the second quarter of 2023, the Company repurchased approximately 15 million shares of its common stock for an aggregate amount of $626 million, pursuant to its repurchase plan. The remaining availability under the February 2023 repurchase plan was approximately $1.4 billion as of June 30, 2023. All shares repurchased under the Company's repurchase plan have been retired.

Conference Call Details
MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the internet through http://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6449554.

A replay of the call will be available through August 9, 2023. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 9458902.
 1."Adjusted EPS" is diluted earnings or loss per share adjusted to exclude property transactions, net, gain on REIT transactions, net, net gain/loss related to equity investments for which the Company has elected the fair value option of ASC 825 and equity investments accounted for under ASC 321 for which there is a readily determinable fair value and net gain/loss related to the Company's investments in debt securities, foreign currency transaction gain/loss , and the change in the fair value of foreign currency contracts.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company's continuing operations to assist investors in reviewing the Company's operating performance over time. Management believes that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company's earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, and items further discussed in footnote 2 below, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company's performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under "Adjusted EPS" included in this release.

2."Adjusted EBITDAR" is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, rent expense related to triple-net operating leases and ground leases, and income from unconsolidated affiliates related to investments in real estate ventures.

"Adjusted Property EBITDAR" is the Company's reportable segment GAAP measure, which management utilizes as the primary profit measure for its reportable segments and underlying operating segments. Adjusted Property EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, gain on REIT transactions, net, property transactions, net, rent expense related to triple-net operating leases and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment, and rent expense related to the master lease with MGP that eliminated in consolidation.

"Same-Store Adjusted Property EBITDAR" is Adjusted Property EBITDAR further adjusted to exclude the Adjusted Property EBITDAR of acquired operating segments from the date of acquisition through the end of the reporting period and to exclude the Adjusted Property EBITDAR of disposed operating segments from the beginning of the reporting period through the date of disposition. Accordingly, for Las Vegas Strip Resorts, the Company has excluded the Adjusted Property EBITDAR of The Cosmopolitan for periods subsequent to its acquisition on May 17, 2022 and of The Mirage for the periods prior to its disposition on December 19, 2022, as applicable. For Regional Operations, the Company has excluded the Adjusted Property EBITDAR of Gold Strike Tunica for the periods prior to its disposition on February 15, 2023, as applicable.

Same-Store Adjusted Property EBITDAR is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing meaningful period-to-period comparisons of the results of the Company's operations for operating segments that were consolidated for the full period presented to assist users of the financial statements in reviewing operating performance over time. Same-Store Adjusted Property EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Same-Store Adjusted Property EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Adjusted Property EBITDAR GAAP measure to Same-Store Adjusted Property EBITDAR is included in the financial schedules in this release.

Adjusted EBITDAR information is a non-GAAP measure that is a valuation metric, should not be used as an operating metric, and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is widely used by analysts, lenders, financial institutions, and investors as a principal basis for the valuation of gaming companies. Management believes that while items excluded from Adjusted EBITDAR may be recurring in nature and should not be disregarded in evaluation of the Company's earnings performance, it is useful to exclude such items when analyzing current results and trends. Also, management believes excluded items may not relate specifically to current trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company's resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. In addition, management excludes rent expense related to triple-net operating leases and ground leases. Management believes excluding rent expense related to triple-net operating leases and ground leases provides useful information to analysts, lenders, financial institutions, and investors when valuing the Company, as well as comparing the Company's results to other gaming companies, without regard to differences in capital structure and leasing arrangements since the operations of other gaming companies may or may not include triple-net operating leases or ground leases. However, as discussed herein, Adjusted EBITDAR should not be viewed as a measure of overall operating performance, an indicator of the Company's performance, considered in isolation, or construed as an alternative to operating income or net income, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis and excludes certain expenses, including the rent expense related to triple-net operating leases and ground leases, and is provided for the limited purposes discussed herein. In addition, other companies in the gaming and hospitality industries that report Adjusted EBITDAR may calculate Adjusted EBITDAR in a different manner and such differences may be material. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes, real estate triple-net lease and ground lease payments, and debt principal repayments, which are not reflected in Adjusted EBITDAR. A reconciliation of GAAP net income to Adjusted EBITDAR is included in the financial schedules in this release.

3. "Free Cash Flow" is net cash flow provided by operating activities less capital expenditures. Free Cash Flow for the three months ended June 30, 2023 is calculated as the difference in net cash flow provided by operating activities for the six months ended June 30, 2023 and the net cash flow provided by operating activities for the three months ended March 31, 2023 less the difference between the capital expenditures for the six months ended June 30, 2023 and the capital expenditures for the three months ended March 31, 2023.

Free Cash Flow is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this liquidity measure is useful in evaluating the ability of the Company's operations to generate cash for uses other than capital expenditures, and is used for decision-making purposes related to investments and returning cash to shareholders through share repurchases. Free Cash Flow should not be construed as an alternative to net cash provided by operating activities as a measure of liquidity. The Company's definition of Free Cash Flow is limited in that it does not represent residual cash flows for discretionary expenditures due to the fact that it does not deduct payments for debt service or other obligations and does not reflect the total movement of cash as detailed in the Company's consolidated statements of cash flows. In addition, Free Cash Flow may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP measures of other companies. A reconciliation of GAAP net cash provided by operating activities to Free Cash Flow is included in the financial schedules in this release.

4. RevPAR is hotel revenue per available room.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 32 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LeoVegas AB, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to: the Company's expectations regarding any benefits expected to be received from the Company's recent transactions, including the long-term license agreement with Marriott International; future results of the Company (including the Company's ability to maintain a strong balance sheet), and its unconsolidated affiliates, including BetMGM; expectations regarding future sports and entertainment events in Las Vegas, including Formula 1, the Super Bowl, and potential relocation of the Oakland Athletics; expectations regarding the impact of macroeconomic trends on the Company's business; expectations regarding the Company's booking pace, liquidity position and the size and timing of future investments; the Company's ability to execute on its strategic plans, including the development of an integrated resort in Japan, obtaining a commercial gaming license in New York, expansion of LeoVegas and the MGM digital brand, positioning BetMGM as a leader in sports betting and iGaming, and the Company's ability to return capital to shareholders (including the timing and amount of any share repurchases). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the effects of economic conditions and market conditions in the markets in which the Company operates and competition with online gaming and sports betting operators and destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community
SARAH ROGERS
Senior Vice President of Corporate Finance
(702) 730-3942 or srogers@mgmresorts.com

ANDREW CHAPMAN
Director of Investor Relations
(702) 693-8711 or achapman@mgmresorts.com

News Media
BRIAN AHERN
Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Casino	$1,951,382	$1,357,134	$3,833,810	$2,778,044
Rooms	815,323	774,732	1,663,811	1,331,805
Food and beverage	743,236	677,756	1,465,367	1,170,610
Entertainment, retail and other	420,711	445,342	830,289	816,908
Reimbursed costs	11,555	9,924	22,226	21,830
	3,942,207	3,264,888	7,815,503	6,119,197
Expenses
Casino	1,025,745	622,166	2,016,635	1,296,531
Rooms	250,300	232,429	490,414	428,542
Food and beverage	537,824	480,121	1,049,416	848,783
Entertainment, retail and other	258,472	265,184	502,000	483,933
Reimbursed costs	11,555	9,924	22,226	21,830
General and administrative	1,144,390	1,028,765	2,279,930	1,805,602
Corporate expense	117,088	119,610	244,647	230,851
Preopening and start-up expenses	149	542	288	976
Property transactions, net	5,614	(19,395)	(390,462)	35,343
Gain on REIT transactions, net	—	(2,277,747)	—	(2,277,747)
Depreciation and amortization	203,503	366,255	407,004	654,893
	3,554,640	827,854	6,622,098	3,529,537
Loss from unconsolidated affiliates	(16,189)	(55,583)	(91,188)	(102,421)
Operating income	371,378	2,381,451	1,102,217	2,487,239

Non-operating income (expense)
Interest expense, net of amounts capitalized	(111,945)	(136,559)	(242,245)	(332,650)
Non-operating items from unconsolidated affiliates	(441)	(6,120)	(1,625)	(21,253)
Other, net	23,693	(43,308)	70,000	(9,006)
	(88,693)	(185,987)	(173,870)	(362,909)

Income before income taxes	282,685	2,195,464	928,347	2,124,330
Provision for income taxes	(39,141)	(572,839)	(204,920)	(536,498)
Net income	243,544	1,622,625	723,427	1,587,832
Less: Net (income) loss attributable to noncontrolling interests	(42,748)	161,312	(55,824)	178,089
Net income attributable to MGM Resorts International	$200,796	$1,783,937	$667,603	$1,765,921
Earnings per share
Basic	$0.56	$4.24	$1.82	$4.06
Diluted	$0.55	$4.20	$1.80	$4.02
Weighted average common shares outstanding
Basic	361,050	417,393	367,535	430,084
Diluted	365,339	421,303	371,685	434,336

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$3,843,366	$5,911,893
Accounts receivable, net	703,971	852,149
Inventories	130,889	126,065
Income tax receivable	129,497	73,016
Prepaid expenses and other	809,272	583,132
Assets held for sale	—	608,437
Total current assets	5,616,995	8,154,692

Property and equipment, net	5,233,400	5,223,928

Other assets
Investments in and advances to unconsolidated affiliates	156,993	173,039
Goodwill	5,029,189	5,029,312
Other intangible assets, net	1,734,012	1,551,252
Operating lease right-of-use assets, net	24,276,784	24,530,929
Other long-term assets, net	858,456	1,029,054
Total other assets	32,055,434	32,313,586
	$42,905,829	$45,692,206
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts and construction payable	$358,807	$369,817
Current portion of long-term debt	35,200	1,286,473
Accrued interest on long-term debt	60,225	83,451
Other accrued liabilities	2,295,172	2,236,323
Liabilities related to assets held for sale	—	539,828
Total current liabilities	2,749,404	4,515,892

Deferred income taxes, net	3,006,583	2,969,443
Long-term debt, net	6,674,044	7,432,817
Operating lease liabilities	25,136,719	25,149,299
Other long-term obligations	493,996	256,282
Redeemable noncontrolling interests	9,716	158,350
Stockholders' equity
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 352,789,905 and 379,087,524 shares	3,528	3,791
Capital in excess of par value	—	—
Retained earnings	4,382,588	4,794,239
Accumulated other comprehensive income	30,057	33,499
Total MGM Resorts International stockholders' equity	4,416,173	4,831,529
Noncontrolling interests	419,194	378,594
Total stockholders' equity	4,835,367	5,210,123
	$42,905,829	$45,692,206

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Las Vegas Strip Resorts	$2,146,650	$2,137,176	$4,322,802	$3,800,068
Regional Operations	926,100	959,669	1,871,943	1,850,498
MGM China	740,955	143,012	1,358,547	411,387
Management and other operations	128,502	25,031	262,211	57,244
	$3,942,207	$3,264,888	$7,815,503	$6,119,197

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – ADJUSTED PROPERTY EBITDAR AND ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Las Vegas Strip Resorts	$776,529	$825,267	$1,612,338	$1,418,901
Regional Operations	293,767	339,850	606,942	653,129
MGM China	209,389	(52,091)	378,337	(77,747)
Unconsolidated affiliates(1)	(18,884)	(70,409)	(96,578)	(158,893)
Management and other operations	2,218	1,188	2,747	(2,413)
Stock compensation	(11,230)	(15,379)	(35,120)	(38,723)
Corporate(2)	(109,682)	(108,692)	(220,296)	(204,116)
	$1,142,107		$2,248,370

(1) Represents the Company's share of operating income (loss) excluding investments in real estate ventures, adjusted for the effect of certain basis differences.
(2)Three months ended June 30, 2023 includes amounts related to MGM China of $7 million and global development of $6 million. Six months ended June 30, 2023 includes amounts related to MGM China of $15 million, global development of $13 million, and transaction costs of $2 million. Three months ended June 30, 2022 includes amounts related to MGM China of $4 million, global development of $4 million, and transaction costs of $22 million. Six months ended June 30, 2022 includes amounts related to MGM China of $8 million, global development of $8 million, and transaction costs of $31 million.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to MGM Resorts International	$200,796	$1,783,937	$667,603	$1,765,921
Plus: Net income (loss) attributable to noncontrolling interests	42,748	(161,312)	55,824	(178,089)
Net income	243,544	1,622,625	723,427	1,587,832
Provision for income taxes	39,141	572,839	204,920	536,498
Income before income taxes	282,685	2,195,464	928,347	2,124,330
Non-operating (income) expense:
Interest expense, net of amounts capitalized	111,945	136,559	242,245	332,650
Other, net	(23,252)	49,428	(68,375)	30,259
	88,693	185,987	173,870	362,909
Operating income	371,378	2,381,451	1,102,217	2,487,239
Preopening and start-up expenses	149	542	288	976
Property transactions, net	5,614	(19,395)	(390,462)	35,343
Depreciation and amortization	203,503	366,255	407,004	654,893
Gain on REIT transactions, net	—	(2,277,747)	—	(2,277,747)
Triple-net operating lease and ground lease rent expense	564,158	483,454	1,134,713	745,906
Income from unconsolidated affiliates related to real estate ventures	(2,695)	(14,826)	(5,390)	(56,472)
Adjusted EBITDAR	$1,142,107		$2,248,370

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
Net cash provided by operating activities	$576,706	$1,280,759
Less: Capital expenditures	(253,477)	(393,297)
Free Cash Flow	$323,229	$887,462

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES TO LAS VEGAS STRIP RESORTS SAME-STORE NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO LAS VEGAS STRIP RESORTS SAME-STORE ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Las Vegas Strip Resorts net revenues	$2,146,650	$2,137,176	$4,322,802	$3,800,068
Acquisitions (1)	(300,998)	(150,761)	(609,166)	(150,761)
Dispositions (2)	—	(148,754)	—	(276,551)
Las Vegas Strip Resorts same-store net revenues	$1,845,652	$1,837,661	$3,713,636	$3,372,756

Las Vegas Strip Resorts Adjusted Property EBITDAR	$776,529	$825,267	$1,612,338	$1,418,901
Acquisitions (1)	(114,949)	(59,097)	(244,803)	(59,097)
Dispositions (2)	—	(43,378)	—	(76,270)
Las Vegas Strip Resorts Same-Store Adjusted Property EBITDAR	$661,580	$722,792	$1,367,535	$1,283,534

(1)Excludes the net revenues and Adjusted Property EBITDAR of The Cosmopolitan.
(2)Excludes the net revenues and Adjusted Property EBITDAR of The Mirage.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF REGIONAL OPERATIONS NET REVENUES TO REGIONAL OPERATIONS SAME-STORE NET REVENUES AND REGIONAL OPERATIONS ADJUSTED PROPERTY EBITDAR TO REGIONAL OPERATIONS SAME-STORE ADJUSTED PROPERTY EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Regional Operations net revenues	$926,100	$959,669	$1,871,943	$1,850,498
Dispositions (1)	—	(55,691)	(26,967)	(113,764)
Regional Operations same-store net revenues	$926,100	$903,978	$1,844,976	$1,736,734

Regional Operations Adjusted Property EBITDAR	$293,767	$339,850	$606,942	$653,129
Dispositions (1)	—	(24,425)	(11,073)	(53,036)
Regional Operations Same-Store Adjusted Property EBITDAR	$293,767	$315,425	$595,869	$600,093

(1)Excludes the net revenues and Adjusted Property EBITDAR of Gold Strike Tunica.

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